EXHIBIT 10.2


                               PURCHASE AGREEMENT
                               ------------------

         Agreement made as of this 12th day of October 2001 by and between Robert DeVivio, an individual whose address is 205 Johnson Street, Centerport, NY 11721 ("DeVivio"), Peter Falconello, an individual whose address is 389 Annadale Road, Staten Island, NY 10312 ("Falconello and, together with DeVivio, the "Seller") and Broadway.com, Inc., a Delaware corporation, 2255 Glades Road, Suite 237W, Boca Raton, Florida 33431 ("Purchaser").

         WHEREAS, Seller is the registered owner of the phone number 800-276-2392 (800-Broadway) (the "800 Number") and the Internet domain names www.1800BROADWAY.com and www.800BROADWAY.com, (the "Domain Names");

         WHEREAS, Seller wishes to sell, and Purchaser wishes to purchase, on the terms and conditions set forth in this Agreement, the 800 Number, the Domain Names and certain "Related Assets" (as hereinafter defined);

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Assets to be Purchased.
   -----------------------

         Seller hereby agrees to sell and assign to Purchaser all right, title, and interest in and to the 800 Number, the Domain Names and the Related Assets. The "Related Assets" as used in this Agreement shall mean the following:


         (a) all trademarks, logos, and trade names, including any and all registrations and applications for registration of such trademarks, logos, and trade names, that have been created for or used in connection with the 800 Number or the Domain Names at any time (such trademarks, logos, and trade names are hereinafter collectively referred to as the "Related Names");

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         (b) all of the businesses and other activities carried on in any place or manner using the 800 Number, the Domain Names or the Related Names, at any time from the beginning of time to the effective date of the transfer to Purchaser pursuant to this Agreement (such businesses and other activities are hereinafter collectively referred to as the "Related Businesses");

         (c) all of the copyrights, patents, other intellectual property, and other rights, including any and all registrations and applications for registration of such rights, to any materials created for or otherwise used in operating or promoting the Related Businesses;

         (d) all records and data generated in the operation of, or otherwise relating to, the Related Businesses;

         (e) all goodwill associated with or relating to the 800 Number, the Domain Names, the Related Names, and the Related Businesses; and

         (f) all of Sellers' rights under or relating to its existing Domain Name registrations with Network Solutions.

2. Representations, Warranties and Indemnities.
   -------------------------------------------

         Seller represents and warrants that:

         (a) Seller is fully empowered to enter into and perform this Agreement;

         (b) Seller registered the Domain Names with Network Solutions on or about March 1, 2000 and, at all times since then, said registrations have been in effect and all registration fees duly paid;

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         (c) at all times since the Domain Names were registered, Seller has been the sole owner of the Domain Names and no other party has had, or claimed to have, any right, claim, lien or other interest in or to the Domain Names;

         (d) Seller obtained the right and license to use the 800 Number on or about April 1995 and since that time, no other party has had, or claimed to have, any right, claim, lien or other interest in or to the 800 Number;

         (e) Seller has been the sole owner of each of the Related Assets at all times since each such asset was created or otherwise came into being and no other party has had, or claimed to have, any right, claim, lien or other interest in any of the Related Assets;

         (f) the execution and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including without limitation the transfer to Purchaser of all right, title, and interest in and to the 800 Number, the Domain Names and the Related Assets, will not violate any financing or other agreement or otherwise violate any right of any party or any law, regulation, or order of any government body;

         (g) there has been no claim, action or proceeding of any kind at any time (including, without limitation, any claim letter to Seller or any affiliate of Seller or any complaint or objection to Network Solutions or any long distance carrier) asserting that the 800 Number, the Domain Names or any of the Related Assets violate any law, regulation, or order of any government body or any rights of any third party, including without limitation any copyright, patent, trademark, or other intellectual property rights; and


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         (h) the foregoing representations and warranties shall remain accurate at all times through the effective transfer of the 800 Number, the Domain Names and the Related Assets to Purchaser pursuant to this Agreement and the satisfaction of all the other "Conditions" set forth in Section 4 below.

         Seller further represents, warrants and agrees that, once all of such "Conditions" have been satisfied, they will not make any further use of any kind of the 800 Number, the Domain Names or the Related Assets.

         Seller shall immediately notify Purchaser in writing of any claim, action or proceeding involving the actual or alleged breach of any of the foregoing representations and warranties and provide whatever information, documents and other cooperation may be reasonably requested by Purchaser. Seller agrees to indemnify Purchaser and its employees, agents, licensees and assigns and hold them harmless against any damage, loss, cost or expense (including Purchaser's reasonable counsel fees) arising from or relating to any actual or alleged breach of any of the foregoing warranties or of the other undertakings by Seller under this Agreement. These representations, warranties and indemnities shall survive the consummation of the transactions contemplated by this Agreement or the termination of this Agreement for any reason.

3. Delivery of Transfer Documents and Phone Company and Network Solutions
   ----------------------------------------------------------------------
   Filings.
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         To effectuate the assignment of the 800 Number, the Domain Names and
Related Assets to Purchaser, Seller shall deliver to Purchaser, simultaneously with the execution and delivery of this Agreement, the following documents: (a) the Assignment of Assets, executed by Seller, in the form attached hereto as Exhibit "A," (b) the Registrant Name Change Agreements, executed by Seller, in the form attached hereto as Exhibit "B," and (c) the Letter of Authorization, executed by Seller, in the form attached hereto as Exhibit "C" and any documents related thereto required by Seller or Purchaser's long distance carrier to transfer the 800 Number. Each such document shall be executed before a Notary Public in the jurisdiction where executed.



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         Immediately following the delivery of such documents, Purchaser shall
(1) countersign the Registrant Name Change Agreements and forward it to Network Solutions and (2) complete all documents required by Seller or Purchaser's long distance carriers to transfer the 800 Number. If Network Solutions does not effect the transfer of the Domain Names to Purchaser upon the initial filing of the Registrant Name Change Agreements or the long distance carriers do not effect the transfer of the 800 Number upon the initial filing of the documents by both parties, then Purchaser and Seller shall use their best efforts to resolve as quickly as possible any problems affecting that transfer, including, without limitation, promptly executing and filing such additional or revised documents as may be requested by Network Solutions or the long distance carriers or as may otherwise be necessary or appropriate to effect that transfer (including, without limitation, any such documents required by any change in the procedures of Network Solutions or the long distance carriers). Immediately upon Purchaser's receipt of email or written confirmation from Network Solutions that it has transferred the Domain Names to Purchaser or from any long distance carrier that it has transferred the 800 Number to Purchaser, Purchaser shall so notify Seller in writing. Upon receipt of such notice, Seller shall immediately deliver to Purchaser an affidavit, in the form attached as Exhibit "D," confirming that all of the representations and warranties set forth in Section 2 above remain accurate as of that date.

4. Conditions for Completion of Purchase.
   --------------------------------------

         The transfer of the 800 Number, the Domain Names and Related Assets shall be considered complete, and the Compensation set forth in Section 5 below shall be due to Seller, only if and when all of the following conditions (the "Conditions") have been satisfied: (a) this Agreement has been executed and delivered by Seller and Purchaser; (b) Purchaser has received copies of the Assignment, the Quitclaim Assignment, the Registrant Name Change Agreement, and



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all documents required by the long distance carriers to transfer the 800 Number duly signed and notarized in accordance with Section 3 above; (c) Purchaser has received email or written notification from Network Solutions that it has transferred the Domain Names to Purchaser; (d) Purchaser and Purchaser's long distance carrier have control over the 800 Number; and (e) Purchaser has received the Affidavit under Section 3 above concerning the continuing accuracy of the representations and warranties set forth in Section 2 above and those representations and warranties do in fact remain accurate at the time that Affidavit is received.

         Notwithstanding the foregoing, Purchaser shall have the option, in its sole discretion, to waive in whole or in part the satisfaction of any of the foregoing Conditions for completing the purchase of the 800 Number, the Domain Names and the Related Assets, in which case the transactions contemplated by this Agreement shall proceed as though such waived Conditions had been satisfied. Any such waiver must be in writing and signed by Purchaser. Purchaser's waiver of the satisfaction of any of the Conditions shall not constitute a waiver of any of the representations and warranties under Section 2 above or of Purchaser's right to indemnification under that Section.

5. Compensation.
   -------------

         If and when all of the aforesaid Conditions have been satisfied, Purchaser shall deliver to Seller shares of common stock, par value $.01 per share, of Hollywood Media Corp. (the "Shares") valued at $100,000, which Shares shall have a per share price equal to the average closing price of Hollywood Media Corp.'s common stock on the Nasdaq Stock Market for the thirty (30) trading days prior to the first date on which all of the Conditions have been satisfied or waived by Purchaser; provided that the per share price shall not exceed $4.00. Half of the Shares shall be issued in the name of DeVivio and half of the Shares shall be issued in the name of Falconello. Purchaser shall cause


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the Shares to be registered under the Securities Act of 1933 on a shelf registration statement. If the Shares are not registered on an effective registration statement within 75 days after the date of this Agreement, then Purchaser shall within five (5) business days thereafter remit to Seller an amount in cash equal to $100,000 by wire transfer or corporate check as specified by Seller. In such event, Seller shall promptly return to Purchaser all certificates representing the Shares and shall have no further claim to or interest in the Shares.

6. Further Documents.
   ------------------

         Each party shall, at such party's own expense, execute such other documents and do such other acts as may be necessary or appropriate to effect the transfer of the 800 Number, the Domain Names and the Related Assets to Purchaser or otherwise to give effect to the intent of this Agreement. Both before and after the transfer of the 800 Number, the Domain Names and the Related Assets to Purchaser, Seller shall provide whatever documents and information may reasonably be requested by Purchaser concerning the 800 Number, the Domain Names and the Related Assets and their exploitation and promotion prior to said transfer, and, upon Purchaser's request, Seller shall provide whatever affidavits, testimony, and other assistance may reasonably be requested by Purchaser to authenticate such documents and verify such information.

7. No Assumption of Liabilities.
   ----------------------------

         Notwithstanding any other provision of this Agreement, Purchaser is not assuming any liabilities or obligations with respect to the 800 Number, the Domain Names or the Related Assets, including without limitation any such liabilities or obligations arising from any action or inaction of Seller prior to the effective date of transfer of the 800 Number, the Domain Names and the Related Assets to Purchaser and the satisfaction of the other Conditions set forth in Section 4 above.


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8. Notices.
   --------

         All notices which may be given by one party to the other shall be in writing and shall be sent by one of the following means: (a) fax (which notice shall be deemed given when sent, provided the sender's fax machine provides, and sender retains, written confirmation of the successful transmittal), (b) hand delivery (which notice shall be deemed given when delivered), or (c) any internationally recognized overnight delivery service (which notice shall be deemed given two business days after being delivered to such service for two business day delivery). Notices shall be sent to the following addresses:

if to Seller or DeVivio:
                           Peter Falconello
                           389 Annadale Road
                           Staten Island, NY  10312
                           Fax:  (631) 423-5977

                           Robert DeVivio
                           205 Johnson Street
                           Centerport, NY  11721
                           Fax:  (631) 423-5977

if to Purchaser:


                           Broadway.com, Inc.
                           2255 Glades Road, Suite 237W
                           Boca Raton, Florida 33431
                           Attn: General Counsel
                           Fax: (561) 998-2974

9. Public Announcement, Confidentiality.
   -------------------------------------

         Seller agrees that it will not, at any time, make any public announcement concerning this Agreement or the sale of the 800 Number, the Domain Names or the Related Assets. Seller further agrees that it will keep strictly confidential at all times, and will not reveal to any third party, the amount of the compensation paid under this Agreement and all matters relating to such compensation.


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10. Entire Agreement, Governing Law.
    --------------------------------

         This Agreement constitutes the entire understanding among the parties relating to the subject matter hereof and may not be modified or terminated except in a writing signed by the party to be charged. This Agreement shall be governed in all respects by the law of the State of Florida as applied to agreements executed and to be performed therein. Any dispute arising out of or relating to this Agreement shall be determined by arbitration before a single neutral arbitrator in Palm Beach County, Florida under the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award may be entered in any court of competent jurisdiction. In any such arbitration and any related court proceedings, including without limitation any proceeding to enforce or collect the award, the prevailing party shall be entitled to reimbursement for its reasonable counsel fees as well as all costs of the proceeding.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


/s/ Robert DeVivio
---------------------------------
Robert DeVivio, individually


/s/ Peter Falconello
---------------------------------
Peter Falconello, individually


Broadway.com, Inc. ("Purchaser")


By_/s/ W. Robert Shearer
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Name: W. Robert Shearer
      ---------------------------
Title: Executive Vice President
       --------------------------